BYLAWS

                                       OF

                         CRESTAR FINANCIAL CORPORATION



                          Incorporated Under The Laws
                        Of The Commonwealth Of Virginia




                           Adopted December 20, 1979
                       (And Including Amendments Adopted

                       Thereto Through December 19, 1997)

                                     INDEX
                                       TO
                                     BYLAWS
                                       OF
                         CRESTAR FINANCIAL CORPORATION

Article I - Meetings Of Stockholders

     1.1  - Place of Meetings......................................1
     1.2  - Annual Meetings........................................1
     1.3  - Special Meetings.......................................1
     1.4  - Notice of Meetings.....................................1
     1.5  - Quorum.................................................1
     1.6  - Voting.................................................1
     1.7  - Conduct of Meetings....................................2
     1.8  - Inspectors.............................................3

Article II - Board Of Directors


     2.1  - General Powers.........................................3
     2.2  - Number of Directors....................................3
     2.3  - Quorum.................................................3
     2.4. - Vacancy................................................3
     2.5  - Term of Office.........................................3
     2.6  - Meetings of the Board..................................3
     2.7  - Compensation...........................................4
     2.8  - Eligibility............................................4


Article III - Committees

     3.1  - Standing Committees....................................5
     3.2  - Executive Committee....................................6
     3.3  - Audit Committee........................................6
     3.4  - Human Resources and Compensation Committee.............7
     3.5  - Nominating & Governance Committee......................7
     3.6  - Other Committees.......................................7

Article IV - Officers

     4.1  - Number and Manner of Election or Appointment...........8
     4.2  - Term of Office.........................................8
     4.3  - Removal................................................8
     4.4  - Resignations...........................................8
     4.5  - Vacancies, New Offices and Promotions..................8
     4.6  - Chairman of the Board..................................9
     4.7  - President..............................................9


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Article IV - Officers (Continued)

     4.8  - Corporate Secretary....................................9
     4.9  - Treasurer..............................................9
     4.10 - Auditor................................................9
     4.11 - Powers and Duties of Other Officers...................10
     4.12 - Deposit Accounts......................................10
     4.13 - Securities Accounts...................................10

Article V - Capital Stock

     5.1  - Certificates..........................................10
     5.2  - Lost, Destroyed and Mutilated Certificates............11
     5.3  - Transfer of Stock.....................................11
     5.4  - Closing of Transfer Books and Fixing Record Date......11


Article VI - Emergency Bylaws

     6.1  - Effect................................................11
     6.2  - Meetings During Emergency.............................12
     6.3  - Officer Successorship.................................12
     6.4  - Principal Office......................................12
     6.5  - Liability.............................................12
     6.6  - Amendments............................................12

Article VII - Indemnification Of Directors And Officers

     7.1  - Extent of Indemnification.............................13
     7.2  - Insurance.............................................13
     7.3  - Change in Board Composition...........................13
     7.4  - Miscellaneous.........................................14

Article VIII - Miscellaneous Provisions

     8.1  - Seal..................................................14
     8.2  - Voting of Stock Held..................................14
     8.3  - Fiscal Year...........................................14
     8.4  - Checks, Notes and Drafts..............................14
     8.5  - Control Share Acquisitions............................15
     8.6  - Amendments............................................15

                          CRESTAR FINANCIAL CORPORATION

                                     BYLAWS

                                    Article I

                             Meeting Of Stockholders

     1.1 Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Virginia, as may be designated by the Board of Directors.

     1.2 Annual Meetings. The annual meeting of stockholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held at such time and date as designated by the Board of Directors.

     1.3 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, or by a majority of the Board of Directors. No business shall be transacted and no corporate action shall be taken at a special meeting other than that stated in the notice of the meeting.

     1.4 Notice of Meetings. Unless waived in the manner prescribed by law, notice of each meeting of stockholders shall be given in writing, not less than ten nor more than sixty days before the day of the meeting, or such other notice as is required by law, to each stockholder entitled to vote at such meeting and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

     1.5 Quorum. Any number of stockholders together holding a majority of outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.


     1.6 Voting. At any meeting of the stockholders, each stockholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the stock transfer books of the Corporation on that date, not more than seventy days prior to such meeting, as designated by the Board of Directors, for the purpose of determining stockholders entitled to vote, as the date on which the stock transfer books of the Corporation are to be closed or as the record date. Every proxy shall be in writing and signed by the stockholder entitled to vote or signed by his or her duly authorized attorney in fact. At a meeting where a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the stockholders.


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     1.7 Conduct of Meetings. At each meeting of the stockholders, the Chairman of the Board or the President shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Corporation who need not be a Director to preside. The Corporate Secretary of the Corporation or an Assistant Corporate Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as corporate secretary of such meeting.


At any meeting of stockholders of the Corporation, only that business that is properly brought before the meeting may be presented to and acted upon by stockholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a stockholder who has given written notice of business he or she expects to bring before the meeting to the Corporate Secretary of the Corporation not less than sixty nor more than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Corporate Secretary of the Corporation. A stockholder's notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation's stock beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 1.7. The chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 1.7. Any such business not properly brought before the meeting shall not be transacted.

Any nomination for Director made by a stockholder must be made in writing to the Corporate Secretary of the Corporation not less than sixty nor more than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Corporate Secretary of the Corporation. A stockholder's nomination for Director shall set forth (a) the name and business address of the stockholder's nominee, (b) the fact that the nominee has consented to his or her name being placed in nomination, (c) the name and address, as they appear on the Corporation's books, of the stockholder making the nomination, (d) the class and number of shares of the Corporation's stock beneficially owned by the stockholder, and (e) any material interest of the stockholder in the proposed nomination. The chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a director nomination was not properly brought before the meeting in accordance with the provisions of this Section 1.7. Any such nomination not properly brought before the meeting shall not be considered.



                                      -2-


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Notwithstanding compliance with this Section 1.7, the chairman of a meeting of stockholders may rule out of order any business brought before the meeting that is not a proper matter for stockholder consideration. This Section 1.7 shall not limit the right of stockholders to speak at meetings of stockholders on matters germane to the Corporation's business, subject to any rules for the orderly conduct of the meeting imposed by the Chairman of the meeting. The Corporation shall not have any obligation to communicate with stockholders regarding any business or Director nomination submitted by a stockholder in accordance with this Section 1.7 unless otherwise required by law.

     1.8 Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.


                                   Article II

                               Board Of Directors

     2.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors and, except as otherwise expressly provided by law, in accordance with the Articles of Incorporation or these Bylaws.

     2.2 Number of Directors. The Board of Directors shall consist of not less than five nor more than twenty-six Directors, the exact number to be designated by the Board.

     2.3 Quorum. A majority of the number of Directors pursuant to these Bylaws at the time of the meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.


     2.4 Vacancy. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors, though less than a quorum of the Board, unless the vacancy is sooner filled by the stockholders.

     2.5 Term of Office. Each Director, unless he or she dies, resigns or is removed from office, shall hold office until his or her term expires.

     2.6  Meetings of the Board.

     (a) Place of Meetings. Meetings of the Board of Directors shall be held at such place and at such time, either within or without the State of Virginia, as may be designated by the Board, or upon call of the Chairman of the Board or the President.


     (b) Organizational Meeting. An organizational meeting shall be held as soon as practicable after the adjournment of the annual meeting of stockholders at which the Board of Directors is elected, for the purpose of electing officers, appointing committees for the ensuing year, and for transacting such other business as may properly come before the meeting.


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     (c) Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as the Board may designate, and no notice thereof need be given.

     (d) Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon the call of the Chairman of the Board or the President, or any three members of the Board.


Notice of each such meeting shall be given to each Director by mail at his business or residence address at least forty-eight hours before the meeting, or by telephone or facsimile notice to him or her at least twenty-fours hours before the meeting. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.


     (e) Conduct of Meetings. At each meeting of the Board of Directors, the Chairman of the Board or the President shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Corporation, who need not be a Director, to preside. The Corporate Secretary of the Corporation or an Assistant Corporate Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as corporate secretary of such meeting.


Any action required or permitted to be taken by the Board may be taken without a meeting if all Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents of the Directors shall be filed with the minutes of the proceedings of the Board meeting.

     2.7 Compensation. Directors, and members of any committee of the Board who are not officers of the Corporation or subsidiaries thereof, shall be paid such compensation as the Board of Directors from time to time may determine for his or her services as Director, or as chairman or a member of any committee of the Board, and shall, in addition, be reimbursed for such expenses as shall be incurred by the Director in the performance of his or her duties. Nothing herein shall preclude Directors and members of any committee of the Board from serving the Corporation in other capacities and receiving compensation therefor.

     2.8 Eligibility. No Director shall be eligible for election after he or she attains the age of sixty-five. Upon reaching the age of sixty-five or when a Director's responsibilities in his or her business or profession terminate or are reduced, the Director shall submit to the Nominating & Governance Committee a letter offering to resign from the Board, and the Committee will recommend to the Board the action to be taken on the letter, based upon the Board's Guiding Principles of Corporate Governance. Any Director age sixty-three or over at the time of the adoption of this provision may serve until his or her present term of office expires. Except for the Chief Executive Officer, no Director who is an officer of the Corporation or any subsidiary shall be eligible for reelection after he or she has retired.

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                                  Article III

                                   Committees

     3.1  Standing Committees.


     (a) Number. There shall be four standing committees of the Board of Directors which shall be comprised only of Directors. The standing committees are as follows: Executive, Audit, Human Resources & Compensation, and Nominating & Governance Committee. In order to broaden the experience of Directors, it shall be the policy of the Corporation to seek rotation among Directors as members of various committees.


At the first meeting of the Board of Directors after the annual meeting of the stockholders, the Chairman of the Board shall recommend the membership of each committee and the Board shall elect the membership of each committee, who shall serve at the pleasure of the Board.

     (b) Quorum. A majority of the number of members of any standing committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

     (c) Conduct of Meetings. Any action required or permitted to be taken by the committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents of the members shall be filed with the minutes of the proceedings of the committee.

     (d) Meetings and Minutes. Subject to the foregoing, and unless the Board shall otherwise decide, each committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Special meetings of a committee may be held at anytime upon the call of the Chairman of the Board, the chairman of the committee, or any two members of the committee. Each committee shall keep minutes of all meetings which shall be at all times available to Directors. Action taken by a committee shall be reported promptly to the Board but not less frequently than quarterly.


     (e) Term of Office. A member of any standing committee shall hold office until the next organizational meeting of the Board of Directors or until he or she is removed or ceases to be a Director.


     (f) Vacancies. Should a vacancy occur on any standing committee resulting from any cause whatsoever, the Board, by resolution, may fill such vacancy at any time.


     (g) Resignation and Removal. A member of a standing committee may resign at any time by giving written notice of his or her intention to do so to the Chairman of the Board or the Corporate Secretary of the Corporation, and may be removed at any time by the Board of Directors.

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     3.2  Executive Committee.

     (a) How Constituted. The Executive Committee shall consist of not less than five nor more than nine Directors, including the Chairman of the Board, who shall be Chairman of the Committee, and the President. If the Chairman of the Board will not be present at a meeting, the President shall preside, and if the President will not be present, the Chairman may designate another officer of the Corporation, who need not be a member of the Committee or a Director, to preside at the meeting.


     (b) Primary Responsibilities. The primary responsibilities of the Executive Committee shall consist of: exercise of all powers of the Board of Directors between meetings of the Board except as to matters exclusively reserved to the Board under law; annual review of management's financial goals and business plan; service as the Board's steering committee on capital, liquidity and asset/liability, as well as the Board's advisor on mergers and acquisitions and corporate structure matters; review and recommendation to the Board of the annual capital budget and authorization of capital expenditures within a level established by the Board; supervision over the exercise of fiduciary powers; oversight over the Corporation's contributions policy, approval of the annual contributions budget and authorization or recommendation to the Board of larger individual contributions as specified by the Board.


     3.3  Audit Committee.


     (a) How Constituted. The Audit Committee shall consist of not less than five nor more than nine Directors, none of whom shall be officers of the Corporation or any subsidiary thereof. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Audit Committee shall consist of: recommendation of the selection of independent accountants and auditors; review of the scope of the accountant's examination and approval of any non-audit services to be performed by the independent accountants; review of examination reports by the independent accountants and regulatory agencies; approval of, and review of the results of, the internal audit plan; review of credit issues, loan policies and procedures, the quarterly classification of loans and the adequacy of the allowance for loan losses; monitoring of the credit process review function; review of Crestar's Community Reinvestment Act policy, plans and performance; review of internal programs to assure compliance with laws and regulations and the adequacy of internal controls; review of the adequacy of insurance coverage; and approve amendments to, and review employees' and Directors' compliance with the Standards of Conduct.

     3.4  Human Resources & Compensation Committee.

     (a) How Constituted. The Human Resources & Compensation Committee shall consist of not less than four nor more than eight Directors, none of whom shall be officers of the Corporation or any subsidiary thereof. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Human Resources & Compensation Committee shall consist of: review and approval of major compensation policies; determination of appropriate performance targets under the Corporation's benefit plans; recommendation to the Board of salaries, and approval of other compensation to be paid or awarded to the highest level and most highly paid officers; recommendation of officers requiring Board approval and recommendation of any titling changes and management succession involving the top five officers of the Corporation; review of other matters pertaining to management structure, succession planning and executive development; review and recommendation for Board approval of new and significant changes to qualified and nonqualified benefit plans; and recommendation for Board approval of appropriate changes in Director compensation.

     3.5  Nominating & Governance Committee

     (a) How Constituted. The Nominating & Governance Committee shall consist of not less than three nor more than five Directors, none of whom shall have served as an officer of the Corporation or any subsidiary thereof within the calendar year of appointment or the calendar year immediately preceding the year of appointment. The Chairman of the Committee shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b) Primary Responsibilities. The primary responsibilities of the Nominating & Governance Committee shall consist of: interpreting the Bylaws whenever a member's change in circumstance, such as illness, retirement or modification of primary employment, may impact eligibility for continued Board service; recommending changes to eligibility requirements as needed to ensure that the Board consists of highly-qualified persons who can provide constructive input into the business of the Corporation and represent a cross section of Crestar constituencies; conducting a comprehensive study of board governance practices of similarly-situated corporations and recommending adoption of Crestar corporate governance guidelines as appropriate; monitoring effectiveness of such guidelines and implementing modification as needed; and establishing and implementing a nomination process to identify and recommend Board nominees as appropriate.

     3.6 Other Committees. The Board of Directors may, by resolution, establish such other standing committees of the Board as it may deem advisable. The members, terms and authority of such committees shall be set forth in the resolutions.

The Chairman of the Board may establish such other special committees of the Board of Directors as he deems advisable, and may appoint the members of such committees. Any such committees shall have the authority to consider, review, advise and recommend to the Chairman of the Board with respect to such matters as may be referred to it by the Chairman of the Board, but shall have no authority to act for the Corporation except with the prior approval of the Board of Directors.



                                   Article IV

                                    Officers

     4.1 Number and Manner of Election or Appointment. The officers of the Corporation shall be:


     (a) The Chairman of the Board, the President, a Corporate Secretary, a Treasurer, an Auditor, one or more Regional Presidents, and one or more Corporate Group Executive Vice Presidents, each of whom shall be elected by the Board.

     (b) Such other officers as the Chairman of the Board or President may deem necessary, each of whom shall be appointed by the Chairman of the Board or President or their designees.


One person may hold more than one office except that the offices of the President and Corporate Secretary may not be held by the same person.


     4.2 Term of Office. The officers designated in Section 4.1(a) shall be elected annually by the Board at its organizational meeting. Such officers shall each hold office until the next organizational meeting of the Board or until their successors are elected.

The officers designated in Section 4.1(b) may be appointed at any time by the Chairman of the Board or the President or their designees.

     4.3 Removal. Any officer may be removed from office, with or without cause, at any time, by the Board of Directors. Any officer appointed by the Chairman of the Board or the President, or their designee, may be removed from office by any of such appointing officers with or without cause at any time.

     4.4 Resignations. Any officer may resign at any time by giving written notice to the Board, Human Resources and Compensation, Chairman of the Board, President, or the Corporate Secretary. Such resignation shall be effective on the date of receipt of such notice or any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.5 Vacancies, New Offices and Promotions. A vacancy from any cause in any office may be filled at any time for the unexpired portion of the term, in the manner prescribed in these Bylaws for regular election to such office. New offices may be created and filled, and the promotions and changes in officers' titles may be made at any time in the manner prescribed in these Bylaws for regular election to such office.


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



     4.6 Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer and shall have general supervision of the policies and operations of the Corporation, subject to the direction and control of the Board. He or she shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. The Chairman shall have the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and have such other powers and perform such other duties as shall be designated by the Board of Directors or as may be incidental to his or her office.

     4.7 President. The President shall participate in the supervision of the policies and management of the Corporation, and may, if so designated by the Board of Directors, be the chief operating officer of the Corporation. He or she shall perform all duties incidental to the office of President and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, he or she shall preside at meetings of stockholders, the Board of Directors and the Executive Committee. The President shall have the same power to sign for the Corporation and to appoint officers as prescribed in these Bylaws for the Chairman of the Board.

     4.8 Corporate Secretary. The Corporate Secretary shall: a) keep the minutes of all meetings of the Stockholders, the Board of Directors, the Executive Committee, and such other Committees as the Board may designate; b) see that all notices of such meetings are given in accordance with these Bylaws or as required by law; c) be custodian of the seal to any documents requiring such seal and to attest the same; d) sign, with the Chief Executive Officer, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and e) in general perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. In the absence of the Corporate Secretary, an Assistant Corporate Secretary shall act in his or her stead. The Corporate Secretary or Assistant Corporate Secretary may designate one or more officers of the Corporation to act as Attesting Corporate Secretary for the sole purpose of attesting to another officer's signature and affixing the seal of the Corporation.


     4.9 Treasurer. The Treasurer shall perform such duties with respect to securities and funds of the Bank as may be prescribed by the Board of Directors or the Chief Executive Officer, and such other duties as may be incidental to the office of Treasurer.


     4.10 Auditor. The Auditor shall have general supervision over the internal audit of the Corporation and its subsidiaries. He or she shall be responsible to the Board of Directors, through the Audit Committee, for independently evaluating the adequacy, effectiveness, and efficiency of the Corporation's systems of internal control and of employee compliance therewith. The Auditor shall have the duty of reporting his findings and recommendations to the Audit Committee at least quarterly on any matters concerning the Corporation, except those with respect to credit quality, responsibility for which has been vested in the officer in charge of credit administration. Should the Auditor deem any matter to be of special importance or his or her independence to be in jeopardy, he or she shall report immediately to the Chairman of the Audit Committee or, in his absence, any member of the Committee. The Auditor shall have such other duties and perform such special audits and examinations as may be prescribed from time to time by the Audit Committee or the Board of Directors. For ministerial purposes, the Auditor shall be accountable to the the Chief Financial Officer, and for substantive purposes he shall be accountable to the Chief Executive Officer.


     4.11 Powers and Duties of Other Officers. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board of Directors and as otherwise provided in these Bylaws, or as prescribed by the Chief Executive Officer.

     4.12 Deposit Accounts. The President, the Executive Vice President - Investment Bank, the Executive Vice President, Controller and Treasurer, the Managing Director - Asset/Liability Management Division, and the Managing Director - Funds Management Division are individually authorized and empowered to open and maintain in the name of the Corporation one or more deposit accounts at other financial institutions. The aforementioned officers shall designate the personnel authorized to sign for and transact business in such accounts and may agree to any terms governing such accounts. Any resolutions required of this Corporation in connection with such accounts may be certified by the Corporate Secretary as if specifically adopted by the Board of Directors.


     4.13 Securities Accounts. The President, the Executive Vice President - Investment Bank, the Managing Director - Asset/Liability Management Division, and the Managing Director - Funds Management Division are individually authorized and empowered to open and maintain in the name of the Corporation one or more securities accounts for the purpose of purchasing, selling, reselling, borrowing, lending, and otherwise dealing in money market instruments and securities of any and every kind, including agreements or contracts for their repurchase or future delivery, with banks, brokers, dealers, securities firms, or other organizations, and to issue written, telephonic, facsimile, or verbal orders or instructions for transactions to be carried out in such accounts. The aforementioned officers shall designate the personnel authorized to sign for and transact business in such accounts and may agree to any terms governing such accounts. Any resolutions required of this Corporation in connection with such accounts may be certified by the Corporate Secretary as if specifically adopted by the Board of Directors.



                                   Article V

                                 Capital Stock


     5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.


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


     5.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction of mutilation of the certificate therefor, and the Board of Directors or the Executive Committee may cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.


     5.3 Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation shall recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner. To the extent that any provision of the Rights Agreement between the Corporation and Mellon Bank, N.A., as Rights Agent, dated as of June 23, 1989, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the Bylaws of the Corporation.


     5.4 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


                                   Article VI


                                Emergency Bylaws


     6.1 Effect. The Emergency Bylaws provided in this Article VII shall be operative during any emergency resulting from an attack of the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

     6.2.  Meetings During Emergency.


     (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

     (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with Article II of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present may be included in the number necessary to make up such quorum, and shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:


         (i) Officers designated in Section 4.1(a) of the Bylaws, Group Executive Vice Presidents and Executive Vice Presidents, in the order of their seniority of first election to their present office, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;


         (ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in order of their seniority in age; and

         (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.


     6.3. Officer Successorship. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     6.4. Principal Office. The Board of Directors, during as well as before any such emergency, may provide, and from time to time change the principal office, or designate several alternative offices, or authorize the officers to do so.

     6.5. Liability. No officer, Director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

     6.6. Amendments. These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.


                                  Article VII


                   Indemnification Of Directors And Officers


     7.1.  Extent of Indemnification.

     (a) To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

     (b) To the full extent permitted and in the manner prescribed by the Virginia Stock Bank Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he or she is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

     (c) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section B of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B.

     7.2. Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.

     7.3. Change in Board Composition. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 7.1(a) of this Article VII shall be made by special legal counsel agreed upon by the

Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

     7.4. Miscellaneous. The provisions of this Article VII shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal. Reference herein to Directors, officers, employees or agents shall include Area Board Directors, former Directors, officers, employees and agents and their respective heirs, executors and administrators.


                                  Article VIII

                            Miscellaneous Provisions

     8.1 Seal. The corporate seal of the Corporation shall consist of a flat-faced circular die, on which there shall be engraved the Crestar logogram and the name of the Corporation. Any officer of the Corporation designated in writing by the Chief Executive Officer, the President, the Corporate Secretary or any Attesting Corporate Secretary shall have authority to affix and attest the seal. Failure to use the corporate seal shall not affect the validity of any instrument.

     8.2 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board, the President, or any Executive or Senior Vice President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation. Such officer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation such written proxies, consents, waivers or other instruments as may be necessary or proper. In lieu of an appointment of an attorney or agent, the officer may attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

     8.3 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     8.4 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     8.5 Control Share Acquisitions. Article 14.1 (Control Share Acquisitions) of Chapter 9 of Title 13.1 (Virginia Stock Corporation Act) of the Code of Virginia (1950), as amended from time to time, does not apply to acquisitions of shares of the Corporation.

     8.6. Amendments. These Bylaws may be amended, altered, or repealed at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed at the time in accordance with Article II of these Bylaws. The stockholders entitled to vote in an election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.